Exhibit 1.1

NRG YIELD, INC.

(a Delaware corporation)

24,520,000 Shares of Class C Common Stock

UNDERWRITING AGREEMENT

Dated: June 23, 2015

NRG YIELD, INC.

(a Delaware corporation)

24,520,000 Shares of Class C Common Stock

UNDERWRITING AGREEMENT

June 23, 2015

Goldman, Sachs & Co.

as Representative of the several Underwriters

200 West Street
New York, New York 10282

Ladies and Gentlemen:

NRG Yield, Inc., a Delaware corporation (the “Company”) confirms its agreement with Goldman, Sachs & Co. (“Goldman Sachs”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class C Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,678,000 additional shares of Common Stock.  The aforesaid 24,520,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 3,678,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”  The Company is the sole managing member of NRG Yield LLC, a Delaware limited liability company (“Yield LLC”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-205140) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”)

As used in this Agreement:

“Applicable Time” means 6:00 P.M., New York City time, on June 23, 2015 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“subsidiary” means each direct and indirect subsidiary of the Company.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company and Yield LLC.  The Company and Yield LLC, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the fifth, seventh, eighth and ninth paragraphs under the heading “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)          Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) if applicable, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)           Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii)         Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and the Laredo Ridge, Tapestry and Walnut Creek projects at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial statements, data and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”), (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their capital stock or other equity securities.

(ix)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)           Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the issued and outstanding capital stock or other ownership interests of each subsidiary (to the extent held by NRG Energy, Inc. (“NRG”)) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(xi)          Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and, upon consummation of the offering of the Common Stock, will be as set forth in the column entitled “Pro Forma (as adjusted for the Recapitalization and this offering)” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of or ownership interest in the Company or any subsidiary (to the extent held by NRG) were issued in violation of the preemptive or other similar rights of any securityholder of the Company or such subsidiary.

(xii)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and its subsidiaries, as applicable.

(xiii)        Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The common stock, Yield LLC’s Class A units, Class B units, Class C units and Class D units (collectively, the “LLC Units”) conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiv)        Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xv)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a

“Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus, (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, require a consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such actions (i) result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)        Absence of Labor Dispute.  No labor dispute with the employees of NRG or any of its subsidiaries engaged in the business of the Company exists or, to the knowledge of the Company, is imminent, which, in any case, would have a Material Adverse Effect.

(xvii)       Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xviii)      Accuracy of Descriptions.  The statements under the heading “Business—Regulatory Matters” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on February 27, 2015, under the heading “Certain Relationships and Related Person Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26, 2015, and under Item 1.01 in the Company’s Current Report on Form 8-K, filed with the Commission on  May 15, 2015, insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.  All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor NRG have sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(xix)        Accuracy of Exhibits.  There are no contracts or documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or Yield LLC of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi)        Possession of Licenses and Permits.  The Company and its subsidiaries have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Company and each of its subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)       Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially and adversely affect the value of such properties taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such properties, and neither the Company nor any such subsidiary has received actual notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)      Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted intellectual property rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(xxiv)     Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (C) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (D) are not subject to any pending or, to the best knowledge of the Company or any of its subsidiaries, threatened claim in writing or other legal proceeding under any Environmental Laws against the Company or any of its subsidiaries; (E) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures for either the installation of new pollution control equipment, or a switch in a project’s fuel or other material modification of current operations in order to maintain the Company’s or the subsidiaries’ compliance with Environmental Laws; and (F) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Company or any of its subsidiaries being subjected to a material liability arising under Environmental Laws.  As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances.  As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.

(xxv)      Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial data and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)     Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.  To the Company’s knowledge, such internal controls over financial reporting are effective at a reasonable assurance level.

(xxvii)    Payment of Taxes.  All federal, state and other material tax returns required to be filed, and all federal, state and other material taxes required to be paid, by the Company, Yield LLC and their subsidiaries pursuant to applicable law have been filed and paid, except for taxes required to be paid pursuant to assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(a)(ix) hereof in respect of all federal, state and other taxes for all periods as to which the tax liability of the Company and its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.

(xxviii)   [RESERVED]

(xxix)     Insurance.  The Company and its subsidiaries carry, or are entitled to the benefits of insurance, with financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxx)      Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi)     Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii)    ERISA.  None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company, Yield LLC and their subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the Company, Yield LLC and their subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (w) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of any of the Company, Yield LLC and their subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of any of the Company, Yield LLC and their subsidiaries  that could reasonably be expected to result in a Material Adverse Effect; (x) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of any of the Company, Yield LLC and their subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of any of the Company, Yield LLC and their subsidiaries that could reasonably be expected to result in a Material Adverse Effect; (y) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (z) the filing of a claim by one or more employees or former employees of any of the Company, Yield LLC and their subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Company, Yield LLC and their subsidiaries may have any liability.

(xxxiii)   No Unlawful Payments.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption law and the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv)           Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv)            OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi)           Restrictions on Distributions.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited in any material respect, directly or indirectly, from (A) paying any distributions to the Company or Yield LLC or (B) (i) making any other distribution on such subsidiary’s equity interests, (ii) repaying to the Company any loans or advances to such subsidiary from the Company or (iii) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvii)          No Equity Awards.  Except for grants disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or the Section 16 filings related to the Company pursuant to the 1934 Act, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive equity securities of the Company or Yield LLC pursuant to an equity-based compensation plan or otherwise.

(xxxviii)         No Finder’s Fee.  Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xxxix)   Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required under the 1933 Act to be described in the Registration

Statement, the General Disclosure Package or the Prospectus which is not so described.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(xl)          No Integration.  Neither the Company nor Yield LLC has sold or issued any securities that would be integrated with the offering of Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xli)         Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlii)        Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company or the Underwriters have obtained consent to the use of such data from such sources.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (including any entity that controls a subsidiary) delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such other entity, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,678,000 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be (i) in the event the option is exercised subsequent to the Closing Time, earlier than three full business days after the exercise of said option or (ii) later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Goldman Sachs, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Company.  The Company and Yield LLC, jointly and severally, covenant with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative promptly after receiving and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The

Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company and Yield LLC will use the net proceeds received by them from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)           Listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(i)            Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company and Yield LLC will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, including without limitation LLC Units, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Registration Statement or the Securities to be sold hereunder, (B) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of common stock issued or options to purchase common stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus (including the filing of a registration statement on Form S-8 relating to such employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus) and (D) any units (including any LLC Units) issued by Yield LLC. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Goldman Sachs waives, in writing, such extension.

(j)            Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(k)           Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company or the Underwriters, as applicable, under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Absence of Manipulation.  Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and Yield LLC will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m)          Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the initial resale and delivery thereof by the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $15,000 in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not to exceed $30,000 in connection with, the review by FINRA of the terms of the sale of the Securities,  (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, provided however that any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing or the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, shall be paid or caused to be paid by the Underwriters.  It is understood, however, that except as provided in this Section 4, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 (but only with respect to the non-defaulting Underwriters) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and Yield, LLC contained in Section 1 herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and Yield, LLC in all material respects of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with, to the reasonable satisfaction of the counsel to the Underwriters, each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)           Opinion of Counsel for Company and Yield LLC.  At the Closing Time, the Representative shall have received the opinion and negative assurance letter, dated the Closing Time, of

Ballard Spahr LLP, counsel for the Company and Yield LLC, each in the form attached hereto as Exhibit A.

(c)           Opinion of Federal Regulatory Counsel for Company and Yield LLC.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of King & Spalding LLP, federal regulatory counsel for the Company and Yield LLC, in the form attached hereto as Exhibit B.

(d)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)           Certain Changes.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, considered as one enterprise, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus that, in the judgment of the Representative, is material and adverse and makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale and delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Prospectus.

(f)            Officers’ Certificate.  The Representative shall have received a certificate of the Chief Executive Officer or the President of the Company, in their respective capacities as officers only, and of the chief financial or chief accounting officer of the Company, in their respective capacities as officers only, dated the Closing Time, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct and that the representations and warranties of the Company contained in this Agreement that are qualified by materiality are true and correct, in each case, as of the Closing Time, (ii) the Company and Yield LLC have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iii) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(g)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)           Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)            Reserved.

(j)            Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k)           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)            Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(m)          Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company, Yield LLC or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and Yield LLC contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)           Opinion of Counsel for Company and Yield LLC.  If requested by the Representative, the opinion and negative assurance letter of Ballard Spahr LLP, counsel for the Company and Yield LLC, each in the form attached hereto as Exhibit A, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Federal Regulatory Counsel for Company and Yield LLC.  If requested by the Representative, the opinion of King & Spalding LLP, federal regulatory counsel for the Company and Yield LLC, in the form attached hereto as Exhibit B, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Opinion of Counsel for Underwriters.  If requested by the Representative, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of

Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)           Bring-down Comfort Letter.  If requested by the Representative, a letter from KPMG LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)          Evidence of Consummation. Evidence reasonably satisfactory to the Underwriters that the applicable Option Securities transactions have been consummated.

(o)           Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(p)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company and Yield, LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”) not constituting an Issuer Free Writing Prospectus, including any “roadshow” (as defined in Rule 433 under the 1933 Act) or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative in accordance with paragraph (c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company and Yield LLC and their directors or managers and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Yield LLC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii), in either case, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (subject to the limitations set forth in the penultimate sentence of Section 6(c) hereof).

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Yield LLC, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Yield LLC, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and Yield LLC, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and Yield LLC, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company or Yield LLC, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Yield LLC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, Yield LLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Yield LLC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company or Yield LLC.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling Yield LLC and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, except as set forth in the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Notices.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Goldman Sachs at 200 West Street, New York, New York 10282, attention of Registration Department and notices to the Company and Yield LLC shall be directed to them at c/o NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey, attention of General Counsel, with a copy to Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, attention to Katayun I. Jaffari.

SECTION 12.       No Advisory or Fiduciary Relationship.  The Company and Yield LLC acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and Yield LLC, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities contemplated hereby and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and Yield LLC with respect to the offering of the Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and Yield LLC or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Company and Yield LLC with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and Yield LLC and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities contemplated hereby and the Company and Yield LLC have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and Yield LLC and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Yield LLC and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and Yield LLC and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.       Trial by Jury.  The Company and Yield LLC (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.       GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL

BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and Yield LLC in accordance with its terms.

Very truly yours,

NRG YIELD, INC.

By:	/s/ G. Gary Garcia
Name:	G. Gary Garcia
Title:	Treasurer

NRG YIELD LLC

By:	/s/ G. Gary Garcia
Name:	G. Gary Garcia
Title:	Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.

By: GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $22.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $21.285, being an amount equal to the public offering price per share set forth above less $0.715 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Goldman, Sachs & Co.	7,356,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,678,000
Citigroup Global Markets Inc.	3,187,600
Morgan Stanley & Co. LLC	1,716,400
J.P. Morgan Securities LLC	1,716,400
Credit Suisse Securities (USA) LLC	1,716,400
RBC Capital Markets, LLC	1,471,200
Barclays Capital Inc.	1,471,200
Deutsche Bank Securities Inc.	735,600
KeyBanc Capital Markets Inc.	735,600
Mitsubishi UFJ Securities (USA), Inc.	735,600
Total	24,520,000

Sch A

SCHEDULE B

Pricing Terms

1.              The Company is selling 24,520,000 shares of Common Stock.

2.              The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,678,000 shares of Common Stock.

3.              The public offering price per share for the Securities shall be $22.00.

Sch B

SCHEDULE C

Free Writing Prospectuses

None.

Sch C

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Kirkland Andrews

John Chlebowski

David Crane

Brian Ford

Mauricio Gutierrez

David Hill

Ferrell McClean

Christopher Sotos

David Callen

NRG Energy, Inc.

Sch D